VYSTAR CORPORATION 8-K/A

Exhibit 99.2

VYSTAR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

APRIL 30, 2019

	Vystar	Murida Furniture Co., Inc.	Pro Forma		Pro Forma
ASSETS	Corporation	dba Rotmans	Adjustments*		Combined

Current assets:
Cash	$363,830	$849	$(40,469)		$324,210
Accounts and notes receivable	125,245	44,502	(105,000)	d	64,747
Inventories	541,003	4,959,502	(10,397)	e	5,490,108
Investments - equity securities	—	131,324	—		131,324
Prepaid expenses and other current assets	9,356	375,477	—	a	384,833
Deferred commission costs	—	110,000	—		110,000

Total current assets	1,039,434	5,621,654	(155,866)		6,505,222

Operating lease right-of-use assets	—	—	9,906,628	a,b	9,906,628

Property and equipment, net	283,040	996,210	602,183	a	1,881,433

Other assets:
Intangible assets, net	1,355,545	—	1,075,667	a	2,431,212
Goodwill	147,092	—	377,395	a,b	524,487
Notes receivable, net of current maturities	—	146,020	—		146,020
Deferred commission costs, net of current maturities	—	242,922	—		242,922
Inventories, long-term	—	540,639	—		540,639
Other	—	37,164	—		37,164

Total other assets	1,502,637	966,745	1,453,062		3,922,444

Total assets	$2,825,111	$7,584,609	$11,806,007		$22,215,727

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Line of credit	$1,361,945	$2,269,707	$—		$3,631,652
Long-term debt - current maturities	—	94,000	58,000		152,000
Accounts payable	755,612	1,916,400	—		2,672,012
Accrued expenses	7,777	458,399	—		466,176
Accrued share - based compensation	297,525	—	—		297,525
Operating lease liabilities - current maturities	—	—	964,000	a,b	964,000
Shareholder, convertible and contingently convertible notes payable and accrued interest - current maturities	101,742	—	—		101,742
Unearned revenue	—	2,038,296	—		2,038,296
Due to related party	—	105,000	(105,000)	d	—

Total current liabilities	2,524,601	6,881,802	917,000		10,323,403

Long-term liabilities:
Related party line of credit	500,000	—	—		500,000
Long-term debt, net of current maturities	—	153,765	432,358	c	586,123
Operating lease liabilities, net of current maturities	—	—	8,240,189	a,b	8,240,189
Unearned revenue, net of current maturities	—	983,117	(102,465)	a	880,652
Shareholder, convertible and contingently convertible notes payable and accrued interest, net of current maturities	576,536	—	1,598,625	c	2,175,161

Total long-term liabilities	1,076,536	1,136,882	10,168,707		12,382,125

Total liabilities	3,601,137	8,018,684	11,085,707		22,705,528

Stockholders’ equity (deficit):
Convertible preferred stock, $0.0001 par value 15,000,000 shares authorized; 13,828 issued and outstanding at April 30, 2019	1	—	—		1
Common stock, $0.0001 par value, 1,500,000,000 shares authorized; 1,057,460,000 shares issued and outstanding at April 30, 2019	105,746	29,000	(29,000)	a	105,746
Additional paid-in capital	35,730,012	—	—		35,730,012
Accumulated deficit	(36,611,755)	(463,075)	(286,790)	a	(37,361,620)
Common stock in treasury, at cost; 30,000 shares at April 30, 2019	(30)	—	—		(30)

Total Vystar stockholders’ deficit	(776,026)	(434,075)	(315,790)		(1,525,891)

Noncontrolling interest	—	—	1,036,090	a	1,036,090

Total stockholders’ equity (deficit)	(776,026)	(434,075)	720,300		(489,801)

Total liabilities and stockholders’ equity (deficit)	$2,825,111	$7,584,609	$11,806,007		$22,215,727

* Pro forma adjustments:

a - Purchase price allocation

b - Adoption of ASC 842 - Leases

c - Recognition of notes payable related to the acquisition of Rotmans

d - Elimination of intercompany loans

e - Elimination of intercompany unrealized profit in inventory

VYSTAR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED APRIL 30, 2019

	Vystar	Murida Furniture Co., Inc.	Pro Forma		Pro Forma
	Corporation	dba Rotmans	Adjustments*		Consolidated

Revenue	$585,308	$29,896,170	$(81,748)	a	$30,399,730

Cost of revenue	588,849	15,578,127	(71,351)	a	16,095,625

Gross profit	(3,541)	14,318,043	(10,397)	a	14,304,105

Operating expenses	5,441,277	15,105,449	521,878	b	21,068,604

Loss from operations	(5,444,818)	(787,406)	(532,275)		(6,764,499)

Other income (expense):
Gain on settlement of debt	68,503	—	—		68,503
Interest expense, net	(294,960)	(138,633)	(99,452)	b	(533,045)
Change in fair value of derivative liabilities	(1,313,789)	—	—		(1,313,789)
Other income (expense)	(381)	187,679	—		187,298

Total other income (expense)	(1,540,627)	49,046	(99,452)		(1,591,033)

Net loss	(6,985,445)	(738,360)	(631,727)		(8,355,532)

Net loss attributable to noncontrolling interest	—	310,111	—		310,111

Net loss attributable to Vystar	$(6,985,445)	$(428,249)	$(631,727)		$(8,045,421)

Basic and diluted loss per share:
Net loss per share	$(0.02)				$(0.02)

Basic and diluted weighted average number of common shares outstanding	385,813,059				385,813,059

* Pro forma adjustments:

a - Elimination of intercompany transactions

b - Purchase price adjustments as if transaction completed May 1, 2018